 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-277271
PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 22, 2024)
$100,000,000
9.375% SENIOR NOTES DUE 2030
We are offering $100,000,000 aggregate principal amount of our 9.375% Senior Notes due 2030 (or the “notes”) under this prospectus supplement. The notes will bear interest at a rate equal to 9.375% per year, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2025. The notes will mature on August 15, 2030. The notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.
We may redeem the notes, in whole or in part, at any time on or after May 15, 2027 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but excluding, the redemption date. Upon a Change of Control Repurchase Event, we will be required to make an offer to repurchase all outstanding notes at a price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event.”
The notes will be our senior unsecured obligations and will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated, including our 6.25% Convertible Senior Notes due 2026, effectively junior to any future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness and any preferred equity of our subsidiaries as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee).
The notes are a new issue of securities and there is no established trading market for the notes. We intend to apply to list the notes on the New York Stock Exchange (“NYSE”) under the symbol “TWOD.” If approved for listing, trading on NYSE is expected to begin within 30 days of May 13, 2025, the original issue date. The notes are expected to trade “flat,” meaning that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not included in the trading price.
Investing in the notes involves risks that are described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference in this prospectus supplement.
	Per Note	Total(1)
Public offering price	$25.0000	$100,000,000
Underwriting discounts and commissions	$0.7875	$3,150,000
Proceeds to us (before expenses)	$24.2125	$96,850,000

(1)
Assumes no exercise of the underwriters’ over-allotment option.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We have also granted the underwriters an option to purchase within 30 days from the date of this prospectus supplement up to an additional $15,000,000 principal amount of notes from us at the initial public offering price less the underwriting discounts and commissions solely to cover over-allotments, if any.
The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company on or about May 13, 2025.
Joint Book-Running Managers
Morgan Stanley	Goldman Sachs & Co. LLC	Piper Sandler	RBC Capital Markets	UBS Investment Bank	Wells Fargo Securities
The date of this prospectus supplement is May 6, 2025

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

S-i

We are not, and the underwriters are not, making an offer of the notes covered by this prospectus supplement and the accompanying prospectus in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the notes. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. Before you buy any of the notes, it is important for you to read and consider the information contained in this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.
To the extent the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from a filing we made with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, to the extent any information incorporated by reference in this prospectus supplement or the accompanying prospectus from a filing we make with the SEC after the date of this prospectus supplement adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, the information in such later filing shall be deemed to modify, update and, where applicable, supersede such information in this prospectus supplement, the accompanying prospectus or the earlier filing with the SEC.
In this prospectus supplement, we refer to Two Harbors Investment Corp., a Maryland corporation, together with its consolidated subsidiaries, as “we,” “us,” “the Company” or “our,” unless we specifically state otherwise or the context indicates otherwise (e.g., under “Description of the Notes” herein).

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
When used in this prospectus supplement and in the accompanying prospectus and in the documents incorporated herein and therein by reference, in future filings with the SEC or in press releases or other written or oral communications issued or made by us, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may,” or similar expressions or their negative forms, or references to strategies, plans or intentions are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (or the “Securities Act”) and Section 21E of the Exchange Act and, as such, may involve known and unknown risks, uncertainties and assumptions.
Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions.
As set forth more fully under “Part I, Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein, actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation:
•
changes in interest rates and the market value of our target assets;

•
changes in prepayment rates of mortgages underlying our target assets;

•
the state of the credit markets and other general economic conditions, particularly as they affect the price of earning assets, the credit status of borrowers and home prices;

•
legislative and regulatory actions, including executive orders, affecting our business;

•
the availability and cost of our target assets;

•
the availability and cost of financing for our target assets, including repurchase agreement financing, warehouse facilities, revolving credit facilities and convertible notes;

•
the impact of any increases in payment delinquencies and defaults on the mortgages comprising and underlying our target assets, including additional servicing costs and servicing advance obligations on the MSR (as defined herein) assets we own;

•
changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, inaccurate ratings of securities by rating agencies, rating agency downgrades of securities, and increases in the supply of real estate securities available-for-sale;

•
changes in the values of securities we own and the impact of adjustments reflecting those changes on our consolidated statements of comprehensive income (loss) and balance sheets, including our stockholders’ equity;

•
our ability to generate cash flow from our target assets;

•
our ability to effectively execute and realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue;

•
our decision to terminate our Management Agreement with PRCM Advisers LLC and the ongoing litigation related to such termination;

•
changes in the competitive landscape within our industry, including changes that may affect our ability to attract and retain personnel;

•
our exposure to legal and regulatory claims, penalties or enforcement activities, including those arising from our ownership and management of MSR and prior securitization transactions;

•
our exposure to counterparties involved in our MSR business and prior securitization transactions and our ability to enforce representations and warranties made by them;

•
our ability to acquire MSR and successfully operate our seller-servicer subsidiaries;

S-iv

•
our ability to manage various operational and regulatory risks associated with our business, including the risks associated with operating a mortgage loan servicer and originator;

•
interruptions in or impairments to our communications and information technology systems;

•
our ability to maintain appropriate internal controls over financial reporting;

•
our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio;

•
our ability to maintain our REIT qualification for U.S. federal income tax purposes; and

•
limitations imposed on our business due to our REIT status and our status as exempt from registration under the 1940 Act.

These and other risks, uncertainties and factors, including the risks that are described under the caption “Risk Factors” in this prospectus supplement, as updated by those risks described in our subsequent filings with the SEC under the Exchange Act, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-v

SUMMARY
The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. Unless the context indicates or requires otherwise, the information in this prospectus supplement assumes the underwriters do not exercise their option to purchase additional notes.
OUR COMPANY
Two Harbors Investment Corp. is a Maryland corporation founded in 2009 that invests in, finances and manages mortgage servicing rights, or MSR, and Agency residential mortgage-backed securities, or Agency RMBS, and, through our operational platform, RoundPoint Mortgage Servicing LLC, or RoundPoint, we are one of the largest servicers of conventional loans in the country. We are structured as an internally-managed real estate investment trust, or REIT.
We seek to leverage our core competencies of understanding and managing interest rate and prepayment risk to invest in our portfolio of MSR and Agency RMBS. Our objective is to deliver more stable performance, relative to RMBS portfolios without MSR, across changing market environments, and we are acutely focused on creating sustainable stockholder value over the long term.
One of our wholly owned subsidiaries, TH MSR Holdings LLC (“TH MSR Holdings”), holds the requisite approvals from Fannie Mae and Freddie Mac to own and manage MSR, which represent a contractual right to control the servicing of a mortgage loan, the obligation to service the loan in accordance with applicable laws and requirements and the right to collect a fee for the performance of servicing activities, such as collecting principal and interest from a borrower and distributing those payments to the owner of the loan. TH MSR Holdings acquires MSR from third-party originators through flow and bulk purchases, as well as through the recapture of MSR on loans in its MSR portfolio that refinance. Beginning in 2024, TH MSR Holdings also acquires MSR on loans originated by its subsidiary, RoundPoint, through purchases and recapture of MSR. TH MSR Holdings does not directly service mortgage loans; instead, it engages its wholly owned subsidiary, RoundPoint, to handle substantially all servicing functions for the mortgage loans underlying our MSR. Our MSR business leverages our core competencies in prepayment and interest rate risk analytics, and the MSR assets may provide offsetting risks to our Agency RMBS, hedging both interest rate and mortgage spread risk.
RoundPoint has approvals from Fannie Mae and Freddie Mac to service residential mortgage loans, and services mortgage loans underlying TH MSR Holdings’ MSR as well as MSR owned by third parties. Late in the second quarter of 2024, RoundPoint began operating its in-house, direct-to-consumer originations platform, which was established primarily to benefit our MSR portfolio through the retention or recapture of existing borrowers by providing them with competitive refinance and purchase mortgage options. The originations platform also originates loans for new borrowers that do not currently have a mortgage loan serviced by RoundPoint and brokers second lien loans to our borrowers. For our own MSR portfolio, adding new or recaptured MSR through our origination platform is intended to hedge faster than expected MSR prepayment speeds in a refinance environment, and requires less capital relative to acquiring MSR through flow and bulk purchases from third-party originators. In addition, origination activities are generally counter-cyclical to MSR; MSR fair value tends to move opposite to origination volume. For example, the value of MSR typically increases in periods marked by low origination activity and vice versa. Thus, origination activities provide supplementary sources of profitability to our stockholders while also hedging our MSR.
Our Agency RMBS portfolio is comprised primarily of fixed rate mortgage-backed securities backed by single-family and multi-family mortgage loans. All of our principal and interest Agency RMBS are Fannie Mae or Freddie Mac mortgage pass-through certificates or collateralized mortgage obligations, or Ginnie Mae mortgage pass-through certificates, which are backed by the guarantee of the U.S. government. The majority of our Agency RMBS portfolio is comprised of whole pool certificates.

We seek to deploy moderate leverage as part of our investment strategy. We generally finance our Agency RMBS through short- and long-term borrowings structured as repurchase agreements. We also finance our MSR through revolving credit facilities, repurchase agreements and convertible senior notes. Additionally, we finance our origination of mortgage loans through warehouse facilities.
We have elected to be treated as a REIT for U.S. federal income tax purposes. To qualify as a REIT, we are required to meet certain investment and operating tests and annual distribution requirements. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders, do not participate in prohibited transactions and maintain our intended qualification as a REIT. However, certain activities that we may perform may cause us to earn income which will not be qualifying income for REIT purposes. We have designated one of our subsidiaries as a taxable REIT subsidiary, or TRS, as defined in the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, to engage in such activities, and we may form additional TRSs in the future. We also operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act.
Corporate Information
Our principal executive offices are located at 1601 Utica Avenue South, Suite 900, St. Louis Park, Minnesota 55416, and our telephone number is (612) 453-4100. Our common stock, our 8.125% Series A Cumulative Redeemable Preferred Stock, or Series A Preferred Stock, our 7.625% Series B Cumulative Redeemable Preferred Stock, or Series B Preferred Stock, and our 7.25% Series C Cumulative Redeemable Preferred Stock, or Series C Preferred Stock, are listed on the NYSE, under the symbols “TWO,” “TWO PRA,” “TWO PRB,” and “TWO PRC,” respectively. Our website address is www.twoinv.com. Our website and the information contained at or connected to our website do not constitute a part of this prospectus supplement, the accompanying prospectus or any amendment or supplement thereto.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
Issuer
Two Harbors Investment Corp., a Maryland corporation.
Notes
$100,000,000 principal amount of 9.375% Senior Notes due 2030 (plus up to an additional $15,000,000 principal amount if the underwriters exercise their option to purchase additional notes to cover over-allotments, if any) issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.
Maturity Date
August 15, 2030, unless redeemed prior to maturity.
Interest Rate
9.375% per year. Interest will accrue from May 13, 2025 and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2025.
Optional Redemption; no Sinking Fund
We may redeem the notes at our option, in whole or in part, at any time and from time to time, on or after May 15, 2027, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.
Change of Control Offer to Repurchase
If a Change of Control Repurchase Event as defined under “Description of the Notes Offer to Repurchase Upon a Change of Control Repurchase Event” occurs, we must offer to repurchase the notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but excluding, the repurchase date. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement.
Ranking
The notes:
•
will be our senior direct unsecured obligations;

•
will rank equal in right of payment to any of our existing and future unsecured and unsubordinated indebtedness that is not so subordinated, including our 6.25% Convertible Senior Notes due 2026;

•
will be effectively subordinated in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•
will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by us) preferred stock, if any, of our subsidiaries and of any entity we account for using the equity method of accounting.

As of March 31, 2025, our total consolidated indebtedness was approximately $11.5 billion (including borrowings under revolving credit and warehouse facilities, repurchase agreements and other indebtedness).

As of March 31, 2025, we had approximately $260 million of senior indebtedness, represented by our 6.25% Convertible Senior Notes due 2026, which ranks equal in right of payment to the notes offered hereby.
The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur and will not include any financial covenants, including covenants restricting us from paying dividends or issuing or repurchasing our other securities.
Events of Default
The notes will contain certain events of default as described in the accompanying prospectus, or each, an Event of Default, the occurrence of which may, and in certain cases shall, result in the acceleration of our obligations under the notes. See “Description of Debt Securities — Events of Default, Notice and Waiver” in the accompanying prospectus.
Book-Entry Form
The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company (or DTC) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Listing
No current market exists for the notes. We intend to apply to list the notes on NYSE under the symbol “TWOD.” If approved for listing, trading on NYSE is expected to begin within 30 days of May 13, 2025, the original issue date. We cannot assure you that a market for the notes will develop prior to commencement of trading on NYSE, or if developed, will be maintained or will provide you with liquidity.
U.S. Federal Income Tax Considerations
For a discussion of the material U.S. federal income tax considerations of purchasing, owning and disposing of the notes, please see the section entitled “Additional Material U.S. Federal Income Tax Considerations” in this prospectus supplement and “U.S. Federal Income Tax Considerations” in the accompanying prospectus.
Trustee and Paying Agent
U.S. Bank Trust Company, National Association.
Use of Proceeds
We expect that the net proceeds from this offering will be approximately $96.3 million (or approximately $110.8 million if the underwriters exercise their over-allotment option in full) after deducting the underwriting discounts and commissions and our estimated expenses. We intend to use the net proceeds received from the sale of the securities offered by this prospectus for general corporate purposes which may include, among other things, the refinancing or repayment of debt, including our 6.25% senior notes due 2026 and MSR financing, the purchase of our target assets, including MSR, Agency RMBS and other financial assets, in each case subject to our investment guidelines, the repurchase or redemption of our common and preferred equity securities, and other capital expenditures. See “Use of Proceeds” in this prospectus supplement.
Governing Law
New York.

Risk Factors
Investing in the notes involves risks that are described under the caption “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

RISK FACTORS
Investing in the notes involves risk. Please see the risks described below in addition to the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other information that we file from time to time with the SEC. Such risks are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect us and the market value of the notes. The risks described could affect our business, financial condition, liquidity, results of operations, prospects, and the market value of the notes. In such a case, you may lose all or part of your original investment. You should consider carefully the risks described below and in these reports, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the notes.
Risks Related to the Notes and to this Offering
The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.
The notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated to all of our secured indebtedness, to the extent of the value of the collateral securing such indebtedness. As of March 31, 2025, our total consolidated indebtedness was $11.5 billion (including borrowings under revolving credit and warehouse facilities, repurchase agreements and other indebtedness). As of March 31, 2025, we had approximately $260 million of senior indebtedness, represented by our 6.25% Convertible Senior Notes due 2026, which ranks equal in right of payment to the notes offered hereby. The indenture governing the notes will not prohibit us from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.
In addition, the notes will not be guaranteed by any of our subsidiaries and, consequently, claims of holders of the notes will be structurally subordinated to all liabilities of all of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness (whether secured or unsecured) or issuing preferred equity in the future. In addition, certain debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.
We may be unable to generate sufficient cash flow to satisfy our debt service obligations, including the notes.
Our ability to generate cash flow from operations to make interest payments on the notes will depend on our future performance, which will be affected by a range of economic, competitive, legislative, regulatory and business factors. We cannot control many of these factors, including general economic conditions. If our operations do not generate sufficient cash flow to satisfy our debt service obligations or to fund other liquidity needs, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, including the notes, equity raises or selling assets. Additional funds or alternative financing may not be available to us on favorable terms, or at all. Our inability to generate sufficient cash flow from operations or obtain additional funds or alternative financing on acceptable terms could cause us to be unable to meet our payment obligations.
Despite our current indebtedness, we and our subsidiaries may still be able to incur substantially more indebtedness.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including pursuant to a capital markets transaction such as a notes offering as well as secured indebtedness that will be structurally senior to the notes. Furthermore, the indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur. Adding new indebtedness to current debt levels could make it more difficult for us to satisfy our obligations with respect to the notes.
An increase in market interest rates could result in a decrease in the value of the notes.
If interest rates, or expected future interest rates, rise during the term of the notes, the trading price of the notes will likely decrease because notes bearing interest at a fixed rate generally decline in value as market interest rates rise. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that there will not be further increases in interest rates, or that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.
There are limited covenants and protections in the indenture.
While the indenture and the notes contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the notes. For example, the indenture will not contain any financial covenants and will not restrict us from paying dividends, incurring additional debt (including any repurchase agreements or financing any of our assets through securitizations), issuing or repurchasing our other securities or securing indebtedness with the stock or equity interests of our subsidiaries. As a result, we could enter into transactions that could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or our credit ratings, or otherwise adversely affect the holders of the notes.
In addition, as described under “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event,” upon the occurrence of a Change of Control Repurchase Event, holders are entitled to require us to repurchase their notes at 101% of their principal amount. However, the definition of the term “Change of Control Repurchase Event” is limited and does not cover a variety of transactions (such as acquisitions by us, recapitalizations or “going private” transactions by our affiliates) that could negatively affect the value of your notes. If we were to enter into a significant corporate transaction that negatively affects the value of the notes, but would not constitute a Change of Control Repurchase Event, you would not have any rights to require us to repurchase the notes prior to their maturity, which also would adversely affect your investment. Other than the rights associated with a Change of Control Repurchase Event and the restrictions provided by the merger covenant described under “Description of Debt Securities — Consolidation, Merger, Conveyance or Transfer on Certain Terms” in the accompanying prospectus, we generally have no duty to consider the interests of holders of the notes in determining whether to engage in such transaction.
An active trading market may not develop for the notes, which could adversely affect the price of the notes in the secondary market and your ability to resell the notes should you desire to do so.
The notes are a new issue of securities and there is no established trading market for the notes. We intend to apply to list the notes on NYSE under the symbol “TWOD.” If the application is approved, we expect trading in the notes on NYSE to begin within 30 days after the original issue date of the notes; however, we cannot make any assurance as to:
•
the development of an active trading market;

•
the liquidity of any trading market that may develop;

•
the ability of holders to sell their notes; or

•
the price at which the holders would be able to sell their notes.

If a trading market were to develop, the future trading prices of the notes will depend on many factors, including prevailing interest rates, our credit ratings published by major rating agencies, the market for similar securities and our operating performance and financial condition. If a trading market does develop, there is no assurance that it will continue. If an active public trading market for the notes does not develop or does not continue, the market price and liquidity of the notes is likely to be adversely affected and notes traded after their purchase may trade at a discount from their purchase price.
The notes are expected to trade “flat,” meaning that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not included in the trading price.
We may not be able to repurchase the notes upon a Change of Control Repurchase Event.
Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event”), each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Repurchase Event, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could result in defaults under agreements governing any of our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the notes.
Redemption may adversely affect your return on the notes.
On or after May 15, 2027, we will have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes — Optional Redemption of the Notes.” We may redeem the notes at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the notes. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.
Credit ratings may not reflect all risks, are not recommendations to buy or hold the notes or our other senior unsecured debt, and may be subject to revision, suspension or withdrawal at any time.
Any credit rating is an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in any credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to obtain or maintain any credit ratings or to advise holders of notes of any changes in any credit ratings. There can be no assurance that any credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agencies if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in our company, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the notes.

USE OF PROCEEDS
We estimate that the net proceeds of this offering will be approximately $96.3 million (or approximately $110.8 million if the underwriters exercise their over-allotment option in full), after deduction of underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds received from the sale of the securities offered by this prospectus for general corporate purposes which may include, among other things, the refinancing or repayment of debt, including our 6.25% senior notes due 2026 and MSR financing, the purchase of our target assets, including MSR, Agency RMBS and other financial assets, in each case subject to our investment guidelines, the repurchase or redemption of our common and preferred equity securities, and other capital expenditures.
Pending these uses, we intend to maintain the net proceeds from this offering in interest-bearing, short-term, marketable investment grade securities or money market accounts or (interest or non-interest bearing) checking (or escrow) accounts that are consistent with our intention to maintain our qualification as a REIT. These investments may include, for example, government securities other than agency securities, certificates of deposit and interest-bearing bank deposits. These investments are expected to provide a lower net return than we will seek to achieve from our targeted assets.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and total capitalization as of March 31, 2025 (1) on an actual basis and (2) on an as adjusted basis to give effect to the consummation of this offering. This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement.
	As of March 31, 2025 (unaudited)
	Actual	As Adjusted for This Offering(1)
	(Dollars in thousands)
Cash and cash equivalents	$573,882	$670,132
Debt:
Repurchase agreements	$9,740,830	$9,740,830
Revolving credit facilities	933,171	933,171
Warehouse facilities	7,971	7,971
6.25% Convertible Senior Unsecured Notes due 2026	260,591	260,591
9.375% Senior Unsecured Notes due 2030 offered hereby	—	96,250(2)
Other liabilities	593,961	593,961
Total debt	$11,536,524	$11,632,774
Stockholders’ equity
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 24,870,817 shares issued and outstanding ($621,770 liquidation preference)	$601,467	$601,467
Common stock, par value $0.01 per share; 175,000,000 shares authorized and 104,025,096 and 103,680,321 shares issued and outstanding, respectively	1,040	1,040
Additional paid-in capital	5,943,211	5,943,211
Accumulated other comprehensive loss	(163,352)	(163,352)
Cumulative earnings	1,569,730	1,569,730
Cumulative distributions to stockholders	(5,805,307)	(5,805,307)
Total stockholders’ equity	$2,146,789	$2,146,789
Total capitalization	$13,683,313	$13,779,563

(1)
The as adjusted amount reflects the net proceeds to us from the sale of $100 million aggregate principal amount of the notes in this offering and the receipt of the total estimated net proceeds of approximately $96.3 million, after deducting the estimated offering expenses payable by us (assuming no exercise of the underwriters’ option to purchase additional notes to cover over-allotments).

(2)
Debt issuance costs of approximately $3.75 million related to the notes offered hereby are reported as a direct reduction from the principal amount of such long-term debt.

DESCRIPTION OF THE NOTES
We will issue the notes under an indenture, which we refer to as the base indenture, dated as of January 19, 2017, between us and The Bank of New York Mellon Trust Company, N.A., as original trustee, as supplemented by a supplemental indenture establishing the terms of the notes, which we refer to as the supplemental indenture, between us and U.S. Bank Trust Company, National Association, as series trustee, which we refer to as the trustee. We refer to the base indenture and the supplemental indenture, collectively, as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act.
You may request a copy of the indenture from us as described below under “Where You Can Find More Information.”
The following description is a summary of the material provisions of the notes and (solely as it applies to the notes) the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.
The notes will be a series of our senior Debt Securities as described in the accompanying prospectus. This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the Debt Securities and the base indenture in the accompanying prospectus. For purposes of this description of the notes, references to “Two Harbors Investment Corp.,” “Company,” “we,” “our” and “us” refer solely to Two Harbors Investment Corp. and not to its subsidiaries.
General
The notes will be a single series under the indenture, initially in the aggregate principal amount of $100 million ($115 million if the underwriters’ option to purchase additional notes is exercised in full).
The notes will be issued only in fully registered form without coupons, in minimum denominations of $25 and integral multiples of $25 in excess thereof. The notes will be evidenced by one or more global notes in book-entry only form, except under the limited circumstances described under “— Certificated Notes.” Currently, there is no public market for the notes. We intend to apply to list the notes on NYSE under the symbol “TWOD.”
The notes will not be convertible into, or exchangeable for, our common stock or any other securities. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing any of our other securities. Other that the restrictions described under “Description of Debt Securities — Consolidation, Merger, Conveyance or Transfer on Certain Terms” in the accompanying prospectus, the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
Ranking
The notes:
•
will be our senior direct unsecured obligations;

•
will rank equal in right of payment to any of our existing and future unsecured and unsubordinated indebtedness that is not so subordinated, including our 6.25% Convertible Senior Notes due 2026;

•
will be effectively subordinated in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•
will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by us) preferred stock, if any, of our subsidiaries and of any entity we account for using the equity method of accounting.

As of March 31, 2025, our total consolidated indebtedness was approximately $11.5 billion (including borrowings under revolving credit and warehouse facilities, repurchase agreements and other indebtedness). As of March 31, 2025, we had approximately $260 million of senior unsecured indebtedness, represented by our 6.25% Convertible Senior Notes due 2026, which ranks equal in right of payment to the notes offered hereby.
Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available to us for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings, cash flows and financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.
Additional Notes
The series of Debt Securities of which the notes are a part may be reopened and we may, from time to time, issue additional Debt Securities of the same series ranking equally and ratably with the notes and with terms identical to the notes, except with respect to issue date, issue price and, if applicable, the date from which interest will accrue, without notice to, or the consent of, any of the holders of the notes; provided that if any such additional Debt Securities are not fungible with the notes for U.S. federal income tax purposes, such additional Debt Securities will have separate CUSIP and ISIN numbers from the notes. The additional Debt Securities will carry the same right to receive accrued and unpaid interest on the notes, and such additional Debt Securities will form a single series of Debt Securities with the notes.
Interest
The notes will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from, and including, May 13, 2025, and the subsequent interest periods will be the periods from, and including, an interest payment date to, but excluding, the next interest payment date or the stated maturity date or earlier redemption date, as the case may be. Interest is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2025, to the persons in whose names the notes are registered at the close of business on February 1, May 1, August 1 and November 1, as the case may be, immediately before the relevant interest payment date. All payments will be made in U.S. dollars.
Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest payments will be made only on a Business Day (as defined below). If any interest payment date falls on a day that is a non-Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a Default under the notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day. If payment of withholding taxes is required, we will not pay any additional amounts in respect of any amounts withheld with respect to the notes.
“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the designated corporate trust office of the trustee are authorized or required by law, regulation or executive order to close.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default (as defined in “Description of Debt Securities — Events of Default, Notice and Waiver” in the accompanying prospectus).
We will pay interest to the person listed in the registrar’s records as the owner of the notes at the close of business on the record date for the applicable interest payment date, even if that person no longer owns the note on the interest payment date. Because we pay all of the interest for an interest period to the holders on the record date, holders buying and selling the notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.

Maturity
The notes will mature on August 15, 2030 and will be paid against presentation and surrender thereof at the designated corporate trust office of the trustee, unless earlier redeemed by us at our option as described herein under “— Optional Redemption of the Notes.” The notes will not be entitled to the benefits of, or be subject to, any sinking fund. If the maturity date or any redemption date falls on a non-Business Day, we will make the payment on the next succeeding Business Day.
The notes will not be subject to repayment at the option of the holder prior to the stated maturity date.
Optional Redemption of the Notes
On or after May 15, 2027, we may redeem for cash all or any portion of the notes, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a redemption date will be payable to holders at the close of business on the record date for such interest payment date.
We are required to give notice of such redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder at its address appearing in the securities register maintained by the trustee. In the event we elect to redeem less than all of the notes, the particular notes to be redeemed will be selected by the trustee in accordance with policies and procedures of DTC in the case of global notes or by lot in the case of certified notes.
Discharge and Defeasance
The notes are subject to discharge and defeasance as described in “Description of Debt Securities — Defeasance” in the accompanying prospectus.
The Registrar and Paying Agent
We will initially designate the trustee as the registrar and paying agent for the notes. Payments of interest and principal will be made, and the notes will be transferable, at the designated corporate trust office of the paying agent, or at such other place or places as may be designated pursuant to the indenture. For notes which we issue in book-entry only form evidenced by a global note, payments will be made to a nominee of the depository.
No Personal Liability
The indenture will provide that no recourse for the payment of the principal of, or interest on, any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture or in the notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, trustee, employee or controlling person of our company or of any successor person thereto. Each holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.
Covenants
Other than as described below under “Offer to Repurchase Upon a Change of Control Repurchase Event,” the indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of notes protection in the event of a sudden and significant decline in our credit quality or a takeover, change of control, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating. See “Risk Factors — Risks Related to the Notes and to this Offering.”

Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event (defined below) occurs, unless we have exercised our option to redeem the notes as described above, we will make an offer to each holder of notes to repurchase all or any part (in a principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will give notice to each holder with copies to the trustee and the paying agent (if other than the trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, we will, to the extent lawful:
(1)
accept for payment all notes or portions of notes properly tendered pursuant to our offer;

(2)
deposit with the trustee an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

(3)
deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if (i) we or our successor delivered a notice to redeem in the manner, at the times and otherwise in compliance with the optional redemption and repayment provision described above prior to the occurrence of the Change of Control Repurchase Event or (ii) a third party makes an offer in respect of the notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.
There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of notes tendered. Our failure to repurchase the notes upon a Change of Control Repurchase Event would result in a default under the indenture. If the holders of the notes exercise their right to require us to repurchase the notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could result in defaults under any repurchase agreement, credit facility or other debt instruments to which we are or could become party, including the acceleration of the payment of any borrowings thereunder. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of our other debt and the notes. See “Risk Factors — Risks Related to the Notes and to this Offering — We may not be able to repurchase the notes upon a Change of Control Repurchase Event.”
“Change of Control” means the occurrence of the following:
•
the sale, assignment, lease, transfer or other conveyance (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one or more of its subsidiaries or a combination thereof or a person controlled by the Company or one or more of its subsidiaries or a combination thereof; or

•
the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than any subsidiary of the Company) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares or the like.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a “Change of Control” if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to such transaction or (B) immediately following such transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of such holding company, measured by voting power rather than number of shares or the like.
“Change of Control Repurchase Event” means that, following the consummation of a Change of Control, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (the “NYSE AMER”) or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or the Nasdaq Stock Market. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by agreement or otherwise.
“Voting Stock,” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Information Rights
We, pursuant to Section 314(a) of the Trust Indenture Act, shall: (1) deliver to the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of said Sections, then we shall deliver to the trustee and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.
Governing Law
The indenture and the notes will be governed by the laws of the State of New York.
Listing
We intend to apply to list the notes on NYSE under the symbol “TWOD.” If approved, we expect trading in the notes to begin within 30 days after the original issue date of the notes.
Book Entry, Delivery and Form
We have obtained the information in this section concerning DTC and its book-entry system and procedures from sources that we believe to be reliable. We take no responsibility for the accuracy or completeness of this information. In addition, the description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.
The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee).
So long as DTC or its nominee is the registered owner of the global notes representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in certificated form and will not be considered the owners or holders under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder.
Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described under the heading “— Certificated Notes”:
•
you will not be entitled to receive a certificate representing your interest in the notes;

•
all references in this prospectus supplement or the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•
all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company
DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:
•
a limited purpose trust company organized under the New York Banking Law;

•
a “banking organization” under the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” under the New York Uniform Commercial Code; and

•
a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.
Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except as provided under “— Certificated Notes.”
To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Book-Entry Only Form
Under the book-entry only form, the paying agent will make all required payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee, nor any paying agent has any direct responsibility or liability for making any payment to owners of beneficial interests in the notes.
DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.
The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).
If less than all of the notes are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each participant in such notes to be redeemed.
A beneficial owner of notes shall give notice to elect to have its notes repurchased or tendered, through its participant, to the trustee and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in such notes, on DTC’s records, to the trustee. The requirement for physical delivery of notes in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of such notes to the trustee’s DTC account.

Certificated Notes
Unless and until they are exchanged, in whole or in part, for notes in certificated registered form (“certificated notes”) in accordance with the terms of the notes, global notes representing the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.
We will issue certificated notes in exchange for global notes representing the notes, only if:
•
DTC notifies us in writing that it is unwilling or unable to continue as depositary for the global notes or ceases to be a clearing agency registered under the Exchange Act, and we are unable to locate a qualified successor within 90 days of receiving such notice or becoming aware that DTC has ceased to be so registered, as the case may be;

•
an Event of Default has occurred and is continuing under the indenture and a request for such exchange has been made; or

•
we, at our option, elect to exchange all or part of a global note for certificated notes.

If any of the three above events occurs, DTC is required to notify all direct participants that certificated notes are available through DTC. DTC will then surrender the global notes representing the notes along with instructions for re-registration. The trustee will re-issue the notes in fully certificated registered form and will recognize the holders of the certificated notes as holders under the indenture.
Unless and until we issue certificated notes, (1) you will not be entitled to receive a certificate representing your interest in the notes, (2) all references in this prospectus supplement and the accompanying prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants, and (3) all references in this prospectus supplement and the accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the holder of the notes, for distribution to you in accordance with its policies and procedures.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of additional material U.S. federal income tax considerations with respect to the purchase, ownership, and disposition of the notes under the Code but does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary supplements, and, where applicable, supersedes, and should be read together with the section entitled “U.S. Federal Income Tax Considerations” beginning on page 31 of the accompanying prospectus.
This discussion is based upon the provisions of the Code, U.S. Treasury regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. Changes in these authorities may cause the U.S. federal income tax consequences to vary substantially from the consequences described below. We cannot assure you that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes.
This discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances (such as the application of the alternative minimum tax or the base erosion anti-avoidance tax) or that may be relevant to you if you are subject to special rules, including, but not limited to, rules applicable to governmental bodies or agencies or instrumentalities thereof, banks, thrifts or other financial institutions, certain former citizens or long-term residents of the United States, insurance companies, regulated investment companies or REITs, dealers in securities or currencies, traders in securities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, foreign entities treated as domestic corporations for U.S. federal income tax purposes, qualified foreign pension funds, qualified shareholders, common trust funds, tax-exempt organizations, persons subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the Code), persons holding the notes as part of a “straddle,” “hedge,” “constructive sale,” “constructive ownership transaction,” “conversion transaction” or other integrated transaction. In addition, this discussion only applies to you if you purchase your notes for cash in the original issue and at the notes’ “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes are sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)). Moreover, except where specifically indicated, this summary does not discuss the effect of any U.S. federal tax laws other than income tax (e.g., estate and gift tax), or any applicable state, local or foreign tax laws. In addition, if a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level, among other things. This discussion does not address the tax consequences to you if you hold the notes through a partnership, an entity treated as a partnership for U.S. federal income tax purposes or any other pass-through entity. Finally, the discussion deals only with notes held as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.
As used herein, “U.S. Holder” means a beneficial owner of the notes that, for U.S. federal income tax purposes, is:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any state thereof or of the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust, (i) if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions or (ii) if a valid election is in place to treat the trust as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of the notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Please consult your tax advisors with regard to the application of the tax consequences discussed below to your particular situation and the application of any other U.S. federal as well as state, local or foreign tax laws and tax treaties, including gift and estate tax laws.
U.S. Holders
Stated Interest on the Notes.   A U.S. Holder generally will be required to include stated interest on the notes as ordinary income when received or accrued in accordance with the U.S. Holder’s regular method of tax accounting. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.
Sale, Exchange, Redemption, or Other Taxable Disposition of the Notes.   Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder will generally recognize capital gain or loss equal to the difference (if any) between the amount realized (other than amounts attributable to accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and such U.S. Holder’s adjusted tax basis in the note. The U.S. Holder’s adjusted tax basis in a note generally will be the purchase price for the note. Such gain or loss will be treated as long-term capital gain or loss if the note was held for more than one year at the time of disposition. Long-term capital gain recognized by certain non-corporate U.S. Holders generally will be subject to a preferential tax rate. The deductibility of capital losses is subject to limitations.
Medicare Tax on Net Investment Income.   Certain U.S. Holders that are individuals, estates or trusts whose income exceeds certain thresholds are subject to a 3.8% tax on all or a portion of their “net investment income,” which generally includes interest and gains from the sale or other disposition of the notes. If you are a U.S. Holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.
Information Reporting and Backup Withholding.   In general, information reporting will apply to a U.S. Holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, demonstrate their exempt status) with respect to:
•
any payments made of principal of, premium, if any, and interest on, the notes; and

•
payment of the proceeds of a sale or other disposition of the notes.

In addition, “backup withholding” at the applicable statutory rate may apply to such amounts if a U.S. Holder fails to provide a correct taxpayer identification number certified under penalties of perjury or otherwise fails to comply with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide its correct taxpayer identification number also may be subject to penalties imposed by the IRS.
Any backup withholding is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability; provided that the required information is timely provided to the IRS.
Non-U.S. Holders
The rules governing the U.S. federal income taxation of Non-U.S. Holders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Holders should consult their tax advisors to determine the impact of U.S. federal, state, local and other tax laws with regard to an investment in the notes.
Interest on the Notes.   Subject to the rules described below under “— Information Reporting and Backup Withholding” and “— FATCA Regime,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on a note, under the “portfolio interest” exemption, if:
•
interest paid on the notes is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States;

•
the Non-U.S. Holder does not own, actually or constructively, stock possessing 10% or more of the voting power of our voting stock;

•
the Non-U.S. Holder is not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us through stock ownership;

•
the Non-U.S. Holder is not a bank receiving interest on the notes on an extension of credit made pursuant to a loan arrangement entered into in the ordinary course of the Non-U.S. Holder’s trade or business; and

•
the Non-U.S. Holder certifies to us or our paying agent on IRS Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form) under penalties of perjury, that it is not a U.S. person. If a Non-U.S. Holder holds the notes through a financial institution or other agent acting on its behalf, such holder will be required to provide appropriate documentation to the agent who will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

A Non-U.S. Holder that is not exempt from tax under these rules generally will be subject to U.S. federal income tax withholding at a rate of 30% on interest received under the notes unless:
•
the income is effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business (and, if required by an applicable tax treaty, the income is attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder); or

•
an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax and such Non-U.S. Holder (or their agent) provides to us a properly executed IRS Form W-8BEN or W-8BEN-E (or an appropriate substitute or successor form evidencing eligibility for the exemption) claiming a reduction of (or exemption from) withholding under the benefits of the income tax treaty.

Except to the extent provided by an applicable tax treaty, interest on a note that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable tax treaty, that is attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder) generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax, which is generally imposed on a foreign corporation’s effectively connected earnings and profits, at a 30% rate (subject to reduction or elimination under an applicable tax treaty). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the second preceding sentence, payments of such interest will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or the paying agent with an appropriate IRS Form (generally, IRS Form W-8ECI).
The exemption from taxation and withholding described in the second bullet above generally applies only if the Non-U.S. Holder appropriately certifies as to its eligibility for treaty benefits. A Non-U.S. Holder can generally meet the certification requirement by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) to the applicable withholding agent. Other methods might be available to satisfy the certification requirements described above, depending on the Non-U.S. Holder’s particular circumstances. Special rules apply to foreign partnerships, estates and trusts, and, in certain circumstances, certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.
If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to the Non-U.S. Holder will be subject to U.S. federal withholding tax at a 30% rate. The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If a Non-U.S. Holder does not timely provide the applicable withholding agent with the required certification, but qualifies for a reduced rate under an applicable income tax treaty, such Non-U.S. Holder may obtain a refund from the IRS of any excess amounts withheld if the Non-U.S. Holder timely provides the required information to the IRS.

Sale, Exchange, Redemption, or Other Taxable Disposition of the Notes.   Subject to the rules described below under “— Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain from the sale, exchange, redemption or other taxable disposition of a note unless:
•
such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder); or

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and meets certain other requirements.

Except to the extent provided by an applicable tax treaty, gain from the sale or disposition of a note that is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable tax treaty, that is attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder) generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax, which is generally imposed on a foreign corporation’s effectively connected earnings and profits, at a 30% rate (subject to reduction or elimination under an applicable tax treaty).
If such gains are realized by a Non-U.S. Holder who is subject to tax by reason of being an individual present in the United States for 183 days or more in the taxable year as described above, then, except to the extent otherwise provided by an applicable income tax treaty, such individual generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the notes) exceed capital losses allocable to U.S. sources. Any amount attributable to accrued but unpaid interest on the notes will generally be treated in the same manner as payments of interest made to such Non-U.S. Holder, as described above under “— Interest on the Notes.” Non-U.S. Holders should consult their tax advisors on the treatment of any accrued but unpaid interest on the notes.
Information Reporting and Backup Withholding.   Payments to a Non-U.S. Holder of interest on a note generally will be reported to the IRS and to the Non-U.S. Holder. Copies of applicable IRS information returns may be made available, under the provisions of a specific tax treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides. Additional information reporting and backup withholding generally will not apply to payments of interest if the Non-U.S. Holder has provided the requisite certification that the Non-U.S. Holder is not a U.S. person for U.S. federal income tax purposes, as described under the heading “— Interest on the Notes” above, or an exemption has otherwise been established provided that neither we nor our paying agent have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.
As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of a note effected at a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of a note by a foreign office of a broker that:
•
is a U.S. person;

•
derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the United States;

•
is a “controlled foreign corporation” (a foreign corporation controlled by certain U.S. stockholders) for U.S. federal income tax purposes; or

•
is a foreign partnership, if at any time during its tax year more than 50% of its income or capital interest are held by U.S. persons or if it is engaged in the conduct of a trade or business in the United States, unless the broker has documentary evidence in its records that the holder or beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of a note effected at a U.S. office of a broker is subject to both backup withholding and information reporting unless the holder certifies under penalty of perjury that the holder is a Non-U.S. Holder, or otherwise establishes an exemption; provided that, in either case, neither we nor any withholding agent knows or has reason to know that the holder is a U.S. person or that the conditions of any other exemptions are in fact not satisfied.
Any backup withholding is not an additional tax and may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability; provided that the required information is timely provided to the IRS.
FATCA Regime
The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a 30% U.S. federal withholding tax on interest income paid on the notes to certain non-U.S. financial institutions and certain other non-U.S. entities (whether such entity is a beneficial owner or an intermediary), unless such non-U.S. financial institution or other non-U.S. entity provides sufficient documentation evidencing either (i) an exemption from FATCA or (ii) its compliance with certain reporting and disclosure obligations (or deemed compliance pursuant to an intergovernmental agreement with the United States). Holders should consult their tax advisors regarding the possible implications of FATCA on their ownership of the notes. We will not pay any additional amounts in respect of any amounts withheld under FATCA.
THE PRECEDING DISCUSSION OF ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

UNDERWRITING
Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Piper Sandler & Co., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes set forth opposite that underwriter’s name.
Underwriters	Principal Amount
Morgan Stanley & Co. LLC	$16,670,000
Goldman Sachs & Co. LLC	$16,666,000
Piper Sandler & Co.	$16,666,000
RBC Capital Markets, LLC	$16,666,000
UBS Securities LLC	$16,666,000
Wells Fargo Securities, LLC	$16,666,000
Total	$100,000,000
The underwriting agreement will provide that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes in the offering if any are purchased, other than those notes covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.
Option to Purchase Additional Notes
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase on a pro rata basis up to an additional $15,000,000 aggregate principal amount of notes at the initial public offering price less the underwriting discounts and commissions. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase an aggregate principal amount of the notes approximately proportionate to that underwriter’s initial purchase commitment.
Underwriting Discounts and Expenses
The underwriters propose to offer the notes initially at the public offering price set forth on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $0.50 per $25.00 principal amount of the notes. After the initial public offering, the underwriters may change the public offering price and concession or any other selling term of this offering may change. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.
		Total
	Per Note	Without Over-Allotment	With Over-Allotment
Public offering price	$25.0000	$100,000,000	$115,000,000
Underwriting discounts and commissions paid by us	$0.7875	$3,150,000	$3,622,500
Proceeds, before expenses, to us	$24.2125	$96,850,000	$111,377,500

We have also agreed to reimburse the reasonable fees and disbursements of counsel for the underwriters up to $150,000 in connection with the offering. We estimate that our total expenses incurred in connection with this offering, excluding the underwriting discounts and commissions, will be approximately $600,000.
We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including, among other things, liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
No Sales of Similar Securities
We have agreed for a period of 30 days following the date of this offering that, without the prior written consent of the representatives, which may not be unreasonably withheld, on behalf of the underwriters, we will not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by us or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by us or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing; provided, however, that the Company’s issuance of notes pursuant to the underwriters’ exercise of their over-allotment option and the issuance by the Company or any of its subsidiaries of any debt securities in an asset securitization transaction are exempted from this limitation.
Stock Exchange Listing
We intend to apply list the notes on NYSE. If the application is approved, trading of the notes on NYSE is expected to begin within 30 days after the original issue date of the notes. The underwriters will have no obligation to make a market in the notes, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on NYSE for the notes may not develop or, even if one develops, may not last, in which case the liquidity and market price of the notes could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer the notes at the time and price desired will be limited.
Price Stabilization, Short Positions and Penalty Bids
In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of notes in excess of the aggregate principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the aggregate principal amount of the notes over-allotted by the underwriters is not greater than the aggregate principal amount of the notes that it may purchase in the overallotment option. In a naked short position, the aggregate principal amount of the notes involved is greater than the aggregate principal amount of the notes in the over-allotment option. The underwriters may close out any short position by either exercising its over-allotment option and/or purchasing notes in the open market.

•
Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of notes to close out the short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. If the underwriters sell more notes than could be covered by the over-allotment option, a naked short position, that position can only be closed out by buying notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected on NYSE or otherwise and, if commenced, may be discontinued at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once committed, will not be discontinued without notice.
Conflicts of Interest and Other Relationships
Certain underwriters or their affiliates have performed, and in the future may perform, commercial banking, investment banking and advisory services for us in the ordinary course of their business for which they have received, and in the future are expected to receive, customary fees. Some of the underwriters or their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
Electronic Delivery
A prospectus in electronic format may be made available on the web sites maintained by the underwriters, or selling group members, if any, participating in the offering, and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate securities to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.
Extended Settlement
We expect that delivery of the notes will be made to investors on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to their delivery will be required, by virtue of the fact that the notes will initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The underwriters are being represented in connection with this offering by Ropes & Gray LLP. Select legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP. In addition, the description of U.S. federal income tax consequences contained in the section entitled “Additional Material U.S. Federal Income Tax Considerations” is based on the opinion of Sidley Austin LLP.
EXPERTS
The consolidated financial statements of Two Harbors incorporated by reference in Two Harbors’ Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Two Harbors’ internal control over financial reporting as of December 31, 2024 included in its Form 10-K have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that website is https://www.sec.gov.
We maintain a website at www.twoinv.com. Information contained on our website is not, and should not be interpreted to be, part of this prospectus.
We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous two paragraphs.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus supplement. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have been previously filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 18, 2025;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on April 29, 2025;

•
our Current Report on Form 8-K filed with the SEC on April 18, 2025; and

•
portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2025 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement and the accompanying prospectus relate or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K or any exhibits filed pursuant to Item 9.01 that are not deemed “filed” with the SEC. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You may obtain copies of any of these filings through the SEC or through the SEC’s website as described above.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at: Secretary, Two Harbors Investment Corp., 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, (612) 453-4100.

PROSPECTUS
TWO HARBORS INVESTMENT CORP.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
We may offer, issue and sell, from time to time, shares of our common stock, preferred stock, depositary shares and debt securities, which may consist of debentures, notes, or other types of debt, in one or more offerings. We will provide specific terms of each issuance of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “TWO.”
We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, ownership of shares of our common stock by any person is limited, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of the outstanding shares of our common stock and 9.8% by value or by number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our stock.
Our principal office is located at 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416. Our telephone number is (612) 453-4100.
Investing in our securities involves risk. You should carefully consider the information referred to under the caption “Risk Factors” on page 5 before you invest.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 22, 2024

i

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC or Commission, using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.
When used in this prospectus, the terms “Two Harbors,” “company,” “issuer,” “registrant,” “we,” “our,” and “us” refer to Two Harbors Investment Corp. and its consolidated subsidiaries, unless otherwise specified.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, and that are subject to the safe harbors created by such sections. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may,” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, the information referred to on page 5 of this prospectus under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as in the other information contained or incorporated by reference in this prospectus or in any prospectus supplement. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Important factors, among others, that may affect our actual results include:
•
changes in interest rates and the market value of our target assets;

•
changes in prepayment rates of mortgages underlying our target assets;

•
the state of the credit markets and other general economic conditions, particularly as they affect the price of earning assets, the credit status of borrowers and home prices;

•
legislative and regulatory actions affecting our business;

•
the availability and cost of our target assets;

•
the availability and cost of financing for our target assets, including repurchase agreement financing, revolving credit facilities, term notes and convertible notes;

•
the impact of any increases in payment delinquencies and defaults on the mortgages comprising and underlying our target assets, including additional servicing costs and servicing advance obligations on the MSR assets we own;

•
changes in liquidity in the market for real estate securities, the re-pricing of credit risk in the capital markets, inaccurate ratings of securities by rating agencies, rating agency downgrades of securities, and increases in the supply of real estate securities available-for-sale;

•
changes in the values of securities we own and the impact of adjustments reflecting those changes on our consolidated statements of comprehensive income (loss) and balance sheets, including our stockholders’ equity;

•
our ability to generate cash flow from our target assets;

•
our ability to effectively execute and realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue;

•
our ability to recognize the benefits of our acquisition of RoundPoint Mortgage Servicing LLC and to manage the risks associated with operating a mortgage loan servicer;

•
our decision to terminate our Management Agreement with PRCM Advisers LLC and the ongoing litigation related to such termination;

•
changes in the competitive landscape within our industry, including changes that may affect our ability to attract and retain personnel;

•
our exposure to legal and regulatory claims, penalties or enforcement activities, including those arising from our ownership and management of MSR and prior securitization transactions;

•
our exposure to counterparties involved in our MSR business and prior securitization transactions and our ability to enforce representations and warranties made by them;

•
our ability to acquire MSR and successfully operate our seller-servicer subsidiaries and oversee the activities of our subservicers;

•
our ability to manage various operational and regulatory risks associated with our business;

•
interruptions in or impairments to our communications and information technology systems;

•
our ability to maintain appropriate internal controls over financial reporting;

•
our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio;

•
our ability to maintain our REIT qualification for U.S. federal income tax purposes; and

•
limitations imposed on our business due to our REIT status and our status as exempt from registration under the 1940 Act.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Before you make an investment decision, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this prospectus and the documents incorporated herein by reference, may adversely affect us.

PROSPECTUS SUMMARY
This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in our securities. You should read this entire prospectus, together with the information incorporated by reference, including the risk factors, financial data and related notes, before making an investment decision.
Our Company
We are a Maryland corporation that invests in, finances and manages MSR, Agency RMBS, and, through our operational platform, RoundPoint Mortgage Servicing LLC, is one of the largest servicers of conventional loans in the country. We are structured as an internally-managed REIT and our common stock is listed on the NYSE under the symbol “TWO.”
We seek to leverage our core competencies of understanding and managing interest rate and prepayment risk to invest in our portfolio of MSR and Agency RMBS. Our investment portfolio is designed to deliver stable performance across changing market environments, and we are acutely focused on creating sustainable stockholder value over the long term.
Effective September 30, 2023, one of our wholly owned subsidiaries, Matrix, acquired RoundPoint from Freedom Mortgage Corporation after the completion of customary closing conditions and receiving the required regulatory and GSE approvals. Upon closing, all servicing and origination licenses and operational capabilities remained with RoundPoint, and RoundPoint became a wholly owned subsidiary of Matrix. Management believes this acquisition will add value for stakeholders of Two Harbors through cost savings achieved by bringing the servicing of our MSR portfolio in-house, greater control over our MSR portfolio and the associated cash flows, and the ability to participate more fully in the mortgage finance space as opportunities arise.
Our Agency RMBS portfolio is comprised primarily of fixed rate mortgage-backed securities backed by single-family and multi-family mortgage loans. All of our principal and interest Agency RMBS are Fannie Mae or Freddie Mac mortgage pass-through certificates or collateralized mortgage obligations, or Ginnie Mae mortgage pass-through certificates, which are backed by the guarantee of the U.S. government. The majority of these securities consist of whole pools in which we own all of the investment interests in the securities.
Matrix holds the requisite approvals from Fannie Mae and Freddie Mac to own and manage MSR, which represent a contractual right to control the servicing of a mortgage loan, the obligation to service the loan in accordance with applicable laws and requirements and the right to collect a fee for the performance of servicing activities, such as collecting principal and interest from a borrower and distributing those payments to the owner of the loan. We acquire MSR from high-quality originators through flow and bulk purchases. On October 1, 2023, we began directly servicing the majority of the mortgage loans underlying our MSR through our newly acquired subsidiary, RoundPoint. We also contract with appropriately licensed third-party subservicers to handle servicing functions in the name of the subservicer for a portion of the loans underlying our MSR, although we expect our use of third-party subservicers will decline to minimal levels in 2024 as we continue to transfer the servicing of our MSR portfolio to RoundPoint. As the servicer of record on our MSR portfolio, we remain accountable to the GSEs for all servicing matters and, accordingly, provide substantial oversight of each of our subservicers. We believe MSR are a natural fit for our portfolio over the long term. Our MSR business leverages our core competencies in prepayment and interest rate risk analytics and the MSR assets may provide offsetting risks to our Agency RMBS, hedging both interest rate and mortgage spread risk.
We seek to deploy moderate leverage as part of our investment strategy. We generally finance our Agency RMBS through short- and long-term borrowings structured as repurchase agreements. We also finance our MSR through revolving credit facilities, repurchase agreements, term notes payable and convertible senior notes.
We have elected to be treated as a REIT for U.S. federal income tax purposes. To qualify as a REIT, we are required to meet certain investment and operating tests and annual distribution requirements. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders, do not participate in prohibited transactions and maintain our intended qualification as a REIT. However, certain activities that we may perform may cause us to earn income which will not be qualifying income for REIT purposes. We have designated certain of our subsidiaries as a taxable REIT subsidiaries, or TRSs, as defined in the Code, to engage in such activities, and we may form additional TRSs in the future. We also operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act.
Our headquarters are located at 1601 Utica Avenue South, Suite 900, St. Louis Park, Minnesota 55416, and our telephone number is (612) 453-4100. We maintain a website at www.twoharborsinvestment.com; however, the information found on our website is not a part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS
Investing in our securities involves a number of risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and any subsequent Current Reports on Form 8-K (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” below.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds received from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include the purchase of our target assets, including MSR, Agency RMBS and other financial assets, in each case subject to our investment guidelines, and to the extent consistent with maintaining our REIT qualification, the refinancing or repayment of debt, the repurchase or redemption of our common and preferred equity securities, and other capital expenditures.
Unless otherwise indicated in an accompanying prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights and preferences of our capital stock. While we believe that the following descriptions cover the material terms of our capital stock, the descriptions may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 175,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors, with the approval of a majority of the entire board, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. As of February 21, 2024, there were 103,427,329 shares of common stock, 5,085,268 shares of Series A Preferred Stock, 10,439,260 shares of Series B Preferred Stock, and 9,831,898 shares of Series C Preferred Stock issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.
Shares of Common Stock
All issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.
All issued and outstanding shares of our common stock have been issued by us. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock do not benefit from any insurance guaranty association coverage or any similar protection.
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of preferred stock or common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, and directors are elected by a majority of all votes cast at a meeting of stockholders duly called and at which a quorum is present, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. However, our Bylaws provide that, in the event that the company’s Secretary determines that, as of the record date for the stockholders’ meeting, the number of nominees exceeds the number of directors to be elected, then directors will be elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present. In such case, each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be cast.
Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.
Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendment to these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company.
Shares of Preferred Stock
The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our charter, as amended and restated, bylaws, as amended and restated, and any articles supplementary to our charter, designating terms of a series of preferred stock. The preferred stock, when issued, will be validly issued, fully paid, and non-assessable. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, our board of directors may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of our common stockholders.
The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by the articles supplementary to our charter relating to the series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock, as follows:
•
the title and stated value of the preferred stock;

•
the voting rights of the preferred stock, if applicable;

•
the preemptive rights of the preferred stock, if applicable;

•
the restrictions on alienability of the preferred stock, if applicable;

•
the number of shares offered, the liquidation preference per share and the offering price of the shares;

•
liability to further calls or assessment of the preferred stock, if applicable;

•
the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

•
the date from which dividends on the preferred stock will accumulate, if applicable;

•
the procedures for any auction and remarketing for the preferred stock;

•
the provision for a sinking fund, if any, for the preferred stock;

•
the provision for and any restriction on redemption, if applicable, of the preferred stock;

•
the provision for and any restriction on repurchase, if applicable, of the preferred stock;

•
any listing of the preferred stock on any securities exchange;

•
the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•
the terms under which the rights of the preferred stock may be modified, if applicable;

•
any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

•
a discussion of certain material federal income tax considerations applicable to the preferred stock;

•
the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•
any limitation on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

•
any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

Power to Reclassify Our Unissued Shares of Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of shares of stock and to the express terms of any class or series of stock outstanding at the time, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, among other things, our board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.
Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock
We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, the board could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among the company, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares. Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after the company issues and delivers preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.
Dividends and Other Distributions
The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions. If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
Withdrawal of Stock
Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, we and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by us that preserves our REIT status.
On the redemption date:
•
all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•
we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•
all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock
When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.
Conversion of Preferred Stock
Depositary shares will not themselves be convertible into common stock or any other securities or property of the company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
Amendment and Termination of a Deposit Agreement
We and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we and the depositary may not make any amendment that:
•
would materially and adversely alter the rights of the holders of depositary shares; or

•
would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with applicable law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.
We may terminate a deposit agreement upon not less than 30 days’ prior written notice to the depositary if:
•
the termination is necessary to preserve our REIT status; or

•
a majority of each series of preferred stock affected by the termination consents to the termination.

In addition, a deposit agreement will automatically terminate if:
•
we have redeemed all underlying preferred stock subject to the agreement;

•
a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•
each share of the underlying preferred stock has been converted into other capital stock of the company not represented by depositary shares.

Expenses of a Preferred Stock Depositary
We will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.
Resignation and Removal of Depositary
A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the U.S. and have a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock. Neither the depositary nor the company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the company and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence and, in regard to voting of preferred stock, gross negligence or willful misconduct. Neither the company nor a depositary will be required to prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.
We and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party. In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.
Depositary
The prospectus supplement will identify the depositary for the depositary shares.
Listing of the Depositary Shares
The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES
General
The following description of the terms of our senior debt securities and subordinated debt securities, together, referred to as the debt securities, sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. Our debt securities may be issued from time to time in one or more series. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.
The senior debt securities will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as “Senior Indenture Trustee,” referred to as the senior indenture. The subordinated debt securities will be issued under an indenture between us and a Subordinated Indenture Trustee, referred to as the subordinated indenture and, together with the senior indenture, the indentures. The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the Trustee. The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “— Ranking and Subordination — Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.
The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.
The indentures will not limit the amount of debt securities that may be issued under the applicable indenture, and debt securities may be issued under the applicable indenture up to the aggregate principal amount that may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.
The prospectus supplement relating to any series of debt securities in respect of which this prospectus is being delivered will contain the following terms, among others, for each such series of debt securities:
•
the title of the debt securities of such series;

•
the person to whom any interest on a debt security of such series is payable, if other than the registered holder at the close of business on the regular record date for such interest;

•
the date or dates on which the principal amount of the debt securities of such series is payable;

•
the rate or rates (or manner of calculation thereof) at which the debt securities of such series will bear interest, if any, the date or dates from which interest will accrue and the interest payment dates and regular record dates for the debt securities of such series;

•
the place or places where the principal of and any premium and interest on debt securities of such series is payable;

•
the period or periods within which the redemption price or prices or the repayment price or prices, as the case may be, at which, and the terms and conditions upon which, the debt securities of such series may be redeemed or repaid at the company’s option or the option of the holder of such debt securities;

•
the obligation, if any, of the company to purchase the debt securities of such series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities of such series will be purchased, in whole or in part, pursuant to such obligation;

•
if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of such series will be issuable;

•
provisions, if any, with regard to the conversion or exchange of the debt securities of such series, at the option of the holders of such debt securities or the company, as the case may be, for or into new securities of a different series or other securities;

•
if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities of such series will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•
if the principal of (and premium, if any) or interest, if any, on the debt securities of such series are to be payable, at the election of the company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•
if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities of such series may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•
any limit upon the aggregate principal amount of the debt securities of such series which may be authenticated and delivered under the applicable indenture;

•
provisions, if any, related to the exchange of the debt securities of such series, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•
provisions, if any, relating to the appointment by us of an authenticating agent other than in the location of the office of the Trustee, with power to act on behalf of the Trustee with respect to the authentication and delivery of a series of debt securities in connection with such transactions as are specified in the indenture or any prospectus supplement;

•
the portion of the principal amount of the debt securities of such series, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy, as more fully described under the section “— Events of Default, Notice and Waiver” below;

•
any event of default with respect to the debt securities of such series, if not set forth in the applicable indenture, and any additions, deletions or other changes to the events of default set forth in the applicable indenture that shall be applicable to the debt securities of such series;

•
any covenant solely for the benefit of the debt securities of such series and any additions, deletions or other changes to the provisions of the applicable indenture more fully described under the section “— Consolidation, Merger, Conveyance or Transfer on Certain Terms” below, under the section “— Certain Covenants” below, the section of the applicable indenture containing the defined terms or any definitions relating to such provisions of the applicable indenture that would otherwise be applicable to the debt securities of such series;

•
if the provisions of the applicable indenture more fully described under the section “— Defeasance” below will not be applicable to the debt securities of such series, and if such provisions shall be applicable to any covenant or event of default specified in the prospectus supplement relating to such series of debt securities that has not already been established in the applicable indenture;

•
whether the debt securities of such series will be issued in whole or in part in the form of global securities and, if so, the identity of the depositary with respect to such global securities and the terms and conditions, if any, upon which such global securities may be exchanged for other securities;

•
if the debt securities of such series will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•
with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities of such series; and

•
any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.
In addition, the prospectus supplement will include a discussion of certain material U.S. federal income tax considerations applicable to the debt securities.
Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.
Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, interest on outstanding debt securities will be paid to holders of record on the regular record date as specified in the applicable debt security. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.
Ranking and Subordination
General
The debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ current and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.
Ranking of Debt Securities
The senior debt securities described in this prospectus will be unsecured, senior obligations of the company and will rank equally with the company’s other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantors. The subordinated debt securities will be unsecured, subordinated obligations of the company and any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.
Subordination
If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities, except for certain sinking fund payments made in connection with the redemption of debt securities prior to such default and except for payments made in connection with a defeasance with monies deposited with the Trustee prior to such default. In addition, upon any payment or distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The subordination provisions also apply in the same way to any guarantor with respect to the Senior Indebtedness of such guarantor.
The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•
all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•
all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•
all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, in each case, that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet points above and all renewals or extensions of leases of the kinds described in the third or fourth bullet points above; unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities.

Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.
Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected thereby.
Consolidation, Merger, Conveyance or Transfer on Certain Terms
Except as described in the applicable prospectus supplement relating to such debt securities, we will not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, unless:
•
the entity formed by such consolidation or into which we are merged or the entity that acquires by conveyance or transfer our properties and assets substantially as an entirety shall be organized and existing under the laws of the U.S. or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on our part to be performed or observed;

•
immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

•
we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the requirements set forth in the first two bullet points above and that all conditions precedent relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of our properties and assets substantially as an entirety as set forth above, the successor person formed by such consolidation or into which we are merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of ours under the applicable indenture with the same effect as if such successor had been named in the applicable indenture. In the event of any such conveyance or transfer, we, as the predecessor, shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.
Certain Covenants
Any covenants pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.
Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving us.
Certain Definitions
The following are certain of the terms defined in the indentures:
“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the applicable indenture.
“Subsidiary” means, with respect to any person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such person, and any partnership, association, joint venture or other entity in which such person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.
Redemption
Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at the price specified in the debt security at which it is to be redeemed. If specified in the applicable prospectus supplement for a series of debt securities, we may rescind the redemption of such debt securities upon the occurrence of any of the following: (a) a general suspension of trading or limitation on prices for securities on the securities exchange on which the shares of our stock are traded for more than 6.5 consecutive trading hours; (b) the decline of the Dow Jones Industrial Average or the S&P 500 (or any successor index) by more than certain percentages; (c) a banking moratorium or suspension of payments in respect of banks declared by federal or state authorities; or (d) an act of terrorism or commencement of war or armed hostilities or other national or international calamity involving the United States which in our reasonable judgment could have a material adverse effect on the market for our common stock.
On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and any right to convert such debt securities shall terminate. On or before the redemption date, we shall deposit with a paying agent or the applicable Trustee, or segregate and hold in trust, money sufficient to pay the Redemption Price of the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Defeasance
Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that, at our option:
(a)   we and any applicable guarantors will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust); or
(b)   (i) we need not comply with certain covenants contained in the indenture and any prospectus supplement relating to such debt securities, including covenants relating to maintaining our legal existence and complying with certain restrictions on our ability to consolidate or merger with, or transfer our properties and assets substantially as an entirety to, another person, (ii) the guarantors will be released from the guarantees and (iii) certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of that series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case, if:
•
we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series;

•
no event of default or event (including such deposit) which with notice or lapse of time would become an event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit);

•
we deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the U.S. Internal Revenue Service, or IRS;

•
we deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others;

•
we deliver to the Trustee an officers’ certificate stating that all conditions precedent set forth in the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been satisfied; and

•
we deliver to the Trustee an opinion of counsel to the effect that the satisfaction and discharge of the indenture with respect to the debt securities of such series is authorized and permitted under the indenture and all conditions precedent set forth in the indenture relating to such satisfaction and discharge have been satisfied.

Events of Default, Notice and Waiver
Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33 1∕3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1∕3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable; provided, that upon the occurrence of an event of default due to bankruptcy or insolvency proceedings, such amounts shall be immediately due and payable without action by the Trustee or the holders of such series of debt securities.
Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, an “Event of Default” in respect of any series will be defined in the indentures as being any one of the following events:
•
default for 30 days in payment of any interest with respect to such series;

•
default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•
default for 90 days after written notice to us by the Trustee thereunder or to us and the Trustee by holders of 33 1∕3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series;

•
certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the U.S. or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs; and

•
any other event of default specified in the prospectus supplement for a series of debt securities.

Each indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.
Each indenture will contain provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.
Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.
Except as otherwise set forth in the prospectus supplement relating to the debt securities, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may rescind, on behalf of the holders of all debt securities of such series, a declaration of acceleration resulting from an Event of Default with respect to the debt securities of such series except, among other things, a declaration of acceleration resulting from an Event of Default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.
Each indenture will include a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.
Modification of the Indentures
Except as set forth in the prospectus supplement relating to the debt securities, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

•
to evidence the succession of another person to us or to a guarantor, if any, and the assumption by such successor of our or the guarantor’s obligations under the applicable indenture and the debt securities of any series;

•
to add to our covenants or those of any guarantor, if any, or to surrender any of our rights or powers or those of any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

•
to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

•
to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or the TIA, excluding the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

•
to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

•
to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

•
to provide any additional Events of Default;

•
to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

•
to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

•
to secure any series of debt securities;

•
to add guarantees in respect of any series or all of the debt securities;

•
to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the TIA; and

•
to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses second, third or fifth bullet points above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.
Except as set forth in the prospectus supplement relating to such series of debt securities, each indenture will contain provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of each of the holders of affected debt securities, among other things:
•
change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute

•
suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be, or alter the provisions of the indenture so as to adversely affect the terms, if any, of conversion of any series of debt securities into our common stock or other marketable securities;

•
reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•
modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

•
amend or modify certain provisions of the indenture relating to guarantees, if any, and the obligations of guarantors thereunder; or

•
impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

•
In addition, the subordinated indenture will provide that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

The Trustee
The Trustee shall be named in the applicable prospectus supplement.
Governing Law
The indentures will be governed by, and construed in accordance with, the laws of the State of New York.
Global Securities
We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.
We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.
We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.
Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.
If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER
In order for us to qualify as a REIT under the Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Our charter contains restrictions limiting the ownership and transfer of shares of our common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our capital stock (the aggregate share ownership limit). The common share ownership limit and the aggregate share ownership limit are collectively referred to herein as the “ownership limits.” A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of our stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of shares of our stock.
The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limit.
Our board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in any tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that such person will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust for the benefit of a charitable beneficiary. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to the board of directors with respect to our qualification as a REIT.
In connection with an exemption from the ownership limits or at any other time, our board of directors may from time to time increase the ownership limits for one or more persons or entities and decrease the ownership limits for all others; provided, however, that any decrease will not be effective as to existing holders who own common stock or total shares of stock, as applicable, in excess of such decreased ownership limit as described below; and provided further that the ownership limit may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as the board may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership in shares of our common stock or total shares of stock, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage of shares of our common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or total shares of stock, as applicable, in excess of such percentage ownership of shares of our common stock or total shares of stock will be in violation of such ownership limit.
Our charter provisions further prohibit:
•
any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•
any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice of such event to us immediately or, in the case of a proposed or attempted transaction, at least 15 days prior to such proposed or attempted transaction, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Pursuant to our charter, if any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause such person to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the charitable beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.
Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we or our designee accepts such offer. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount must be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.
The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
•
to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

•
to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.
If our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of shares of our stock set forth in the charter, the board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the name and address of such owner, the number of shares of our capital stock which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the aggregate share ownership limit. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interests of the stockholders.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND TWO HARBORS’ CHARTER AND BYLAWS
The following summary description of certain provisions of the MGCL and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the actual provisions of our charter and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Our Board of Directors
Our charter and bylaws provide that the number of directors we have may be established by our board of directors but may not be less than the minimum number required by the MGCL, nor more than 15. Our bylaws currently provide that any vacancy may be filled only by a majority of the remaining directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.
Pursuant to our bylaws, each of our directors is elected by our common stockholders entitled to vote to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors. However, our Bylaws provide that, in the event that the company’s Secretary determines that, as of the record date for the stockholders’ meeting, the number of nominees exceeds the number of directors to be elected, then directors will be elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present. In such case, each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be cast.
Removal of Directors
Our charter provides that a director may be removed, with or without cause, only by the affirmative vote of the holders of shares entitled to cast at least two-thirds of all the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the power of our board of directors to fill vacancies on the board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the most recent date on which the interested stockholder became an interested stockholder. Our board of directors may provide that the board’s approval is subject to compliance with any terms and conditions determined by the board. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and such persons. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute.
The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise or direct the exercise of voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares or of the power to direct the exercise of voting power of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•
a classified board;

•
a two-thirds vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, pursuant to Subtitle 8, vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed with or without cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by the chairman of the board, chief executive officer, president or the board of directors, the written request of stockholders of not less than a majority of all the votes entitled to be cast at such a meeting to call a special meeting.
Meetings of Stockholders
Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors. In addition, the chairman of the board, chief executive officer, president or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.
Amendment to Our Charter and Bylaws
Except for amendments related to removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendments to these provisions (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter and the approval of our board of directors), our charter may be amended only with the approval of the board of directors and the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.
Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. In addition, our stockholders may alter or repeal any provision of our bylaws and adopt new bylaws if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.
Dissolution of Two Harbors
Our dissolution must be approved by a majority of the entire board of directors and the affirmative vote of holders of not less than a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only:
•
pursuant to our notice of the meeting;

•
by or at the direction of our board of directors; or

•
by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting on the election of directors or on the proposal of other business, as the case may be, and has complied with the advance notice provisions set forth in our bylaws.

•
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only:

•
by or at the direction of our board of directors; or

•
provided that the board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for the following: any derivative action or proceeding brought on behalf of Two Harbors; any action asserting a claim of breach of any duty owed by any of our directors or officers or our other employees to us or to our stockholders; any action asserting a claim against us or any of our directors or officers or our other employees arising pursuant to any provision of the MGCL or our charter or bylaws; or any action asserting a claim against us or any of our directors or officers or our employees that is governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer of ours who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of ours and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.
We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. In addition, the operating agreements of our subsidiaries provide that we, as managing member, and our officers and directors are indemnified to the fullest extent permitted by law.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations relating to the qualification and taxation of Two Harbors as a REIT and the acquisition, holding and disposition of our common stock. For purposes of this section, references to “Two Harbors,” “our,” “us” or “we” mean only Two Harbors Investment Corp. and not any of its subsidiaries or other lower-tier entities except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the Internal Revenue Service, or IRS, (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with such entity’s applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:
•
U.S. expatriates;

•
persons who mark-to-market our common stock;

•
subchapter S corporations;

•
U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•
financial institutions;

•
insurance companies;

•
broker-dealers;

•
regulated investment companies, or RICs;

•
REITs;

•
trusts and estates;

•
holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•
persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Code;

•
persons holding their interest in us through a partnership or similar pass-through entity;

•
persons holding a 10% or more (by vote or value) beneficial interest in us;

•
tax-exempt organizations; and

•
non-U.S. stockholders (as defined below, and except as otherwise discussed below).

This summary assumes that holders hold our common stock as capital assets, which generally means as property held for investment.
THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE

U.S. FEDERAL INCOME TAX TREATMENT OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF TWO HARBORS COMMON STOCK.
U.S. Federal Income Tax Considerations of Two Harbors as a REIT
Taxation of Two Harbors — General
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2009. We believe that we have been organized and we intend to operate in a manner that allows us to continue to qualify for taxation as a REIT under the Code.
The law firm of Sidley Austin LLP has acted as our special counsel for tax matters in connection with this registration. We have received an opinion of Sidley Austin LLP to the effect that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of operation will continue to enable us, to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Sidley Austin LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that we will at all times operate in accordance with the method of operation described in our organizational documents and this document. Additionally, the opinion of Sidley Austin LLP is conditioned upon factual representations and covenants made by our management, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to continue to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action that could adversely affect our qualification as a REIT. While we believe we are organized and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Sidley Austin LLP or us that we will so qualify for any particular year. Sidley Austin LLP will have no obligation to advise us or the holders of our shares of common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Sidley Austin LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While we believe that we will continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to continue to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT. See “— Taxation of Taxable U.S. Stockholders.”
Individuals who are stockholders of corporations that are not REITs are generally taxed on qualifying corporate dividends at a maximum rate of 20%, thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs are taxed at rates applicable to ordinary income, which will be as high as 37%. However, under the Tax Cuts and Jobs Act, or TCJA, dividends received by individual U.S. stockholders from us that are neither attributable to “qualified dividend income” nor designated as “capital gain dividends” will be eligible for a deduction equal to 20% of the amount of such dividends in taxable years beginning before January 1, 2026, provided that the U.S. stockholder satisfies certain holding period requirements. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “— Taxation of Taxable U.S. Stockholders.”
Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:
•
We will be taxed at the regular U.S. federal corporate income tax rate (currently 21%) on any undistributed income, including undistributed net capital gains.

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to income tax at the corporate tax rate.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•
If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•
If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•
If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (the foregoing sum is referred to as the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.
•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification as a REIT.”

•
A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•
If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•
We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits, or REMICs, to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

•
We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which would be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
•
that is managed by one or more trustees or directors;

•
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•
that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

•
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

•
the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

•
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

•
which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

•
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that the first through fourth conditions must be met during the entire taxable year, and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The fifth and sixth conditions do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our stock, which are intended, among other purposes, to assist in satisfying the share ownership requirements described in the fifth and sixth conditions. For purposes of the sixth condition, an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.
To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that the sixth condition is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.
Effect of Subsidiary Entities
Ownership of Partnership Interests
In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as an asset and as an item of income for us for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.
Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the

REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
Taxable REIT Subsidiaries
A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
We and one of our subsidiaries have jointly elected for such subsidiary to be treated as a TRS. This election allows such subsidiary to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT. While we currently only have one TRS, we may make joint elections for additional subsidiaries to be treated as TRSs in the future.
A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). If dividends are paid to us by one or more TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.”
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. If amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. In addition, under Section 163(j) of the Code, a TRS generally may not deduct “business interest” expense (i.e., business interest expense in excess of the TRS’s business interest income for the tax year) to the extent such interest exceeds 30% of the TRS’s “adjusted taxable income” (as defined under Section 163(j) of the Code). Any amount disallowed is carried forward and treated as business interest expense paid or accrued in the succeeding tax year.
Gross Income Tests
In order to maintain our qualification as a REIT, we must annually satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:
•
rents from real property;

•
interest on debt secured by a mortgage on real property or on interests in real property;

•
dividends or other distributions on, and gain from the sale of, stock in other REITs;

•
gain from the sale of real estate assets (other than a nonqualified publicly offered REIT debt instrument);

•
income and gain derived from foreclosure property;

•
amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income and profits;

•
income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•
income derived from certain kinds of temporary investments.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.
For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary or other disregarded subsidiary for U.S. federal income tax purposes.
Interest Income
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
We may invest in Agency RMBS whose principal and interest payments are guaranteed by a U.S. government agency, such as Ginnie Mae, or a government sponsored entity, or GSE, that are pass-through certificates. We expect that these agency pass-through certificates will be treated as interests in grantor trusts for federal income tax purposes. Consequently, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% and 95% gross income tests to the extent that the obligation is secured by real property, as discussed above.
We may invest in RMBS that are not issued or guaranteed by a U.S. government agency or a GSE. We expect that our investments in non-agency RMBS will be treated as interests in REMICs for federal income tax purposes. In the case of a non-agency RMBS treated as an interest in a REMIC, such interest will generally qualify as a real estate asset. Income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests described above. If, however, less than

95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), only the income derived from the REMIC in proportion to the real estate assets held by the REMIC would be qualifying income for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income.
We expect that the interest income that we receive from our mortgage-related securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations, or CMOs, or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.
Dividend Income
We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.
TBAs
We may use “to-be-announced”, or TBA, forward contracts as a means of investing and financing Agency RMBS. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We intend to treat income and gains from our TBAs as qualifying income for purposes of the 75% gross income test, to the extent set forth in an opinion from Sidley Austin LLP substantially to the effect that, for purposes of the 75% gross income test, any gain recognized by us in connection with the settlement of TBAs should be treated as gain from the sale or disposition of the underlying Agency RMBS. Such opinions of counsel are not binding on the IRS, and there can be no assurance that the IRS will not successfully challenge the conclusions set forth therein. In addition, the opinion of Sidley Austin LLP is based on various assumptions relating to our TBAs and is conditioned upon fact-based representations and covenants made by our management regarding our TBAs. If the IRS were to successfully challenge the opinion of Sidley Austin LLP, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our assets consists of TBAs or a sufficient portion of our income consists of income or gains from the disposition of TBAs.
Excess MSRs
We may invest in excess MSRs. Based upon IRS guidance, we intend to treat interest received from excess MSRs as interest on obligations, secured by mortgages on real property and, therefore, as qualifying for purposes of the 75% gross income test. However, it is possible that the IRS could assert that such interest income is not qualifying income under the 75% gross income test. In the event that such income was determined not to be qualifying income for the 75% gross income test, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our assets consists of excess MSRs or a sufficient portion of our income consists of income or gains from excess MSRs.
Hedging Transactions
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. In addition, income from certain new hedging transactions that counteract prior qualifying hedging transactions described in (i) and (ii) above may not constitute gross income for purposes of the 75% and 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Failure to Satisfy the Gross Income Tests
We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.
Phantom Income
Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.
We may acquire mortgage-backed securities in the secondary market for less than their face amount. For example, it is likely that we will invest in assets, including mortgage-backed securities, requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” We may also be required under the terms of the indebtedness that we incur to use cash received from interest payments to make principal payment on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.
Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that we may have taxable income substantially in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”
Asset Tests
We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets.
•
First, at least 75% of the value of our total assets must be represented by some combination of:

•
cash and cash items;

•
U.S. government securities;

•
interests in real property;

•
interests in mortgage loans secured by real property;

•
stock (or transferable certificates of beneficial interest) in other REITs;

•
debt instruments issued by publicly offered REITs; and

•
regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding our proportionate share of the assets of such REMIC.

•
Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our assets.

•
Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.

•
Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets.

•
Fifth, debt instruments issued by publicly offered REITs, if they would not otherwise qualify as “real estate assets,” cannot exceed 25% of the value of our total assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and securities that satisfy the 75% asset test. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (i) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (ii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (iii) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if:
•
the debt is not convertible, directly or indirectly, into stock;

•
the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code; and

•
in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that:

•
are not straight debt or other excluded securities (prior to the application of this rule); and

•
have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10%

asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we may be permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.
We may invest in Agency RMBS whose principal and interest payments are guaranteed by a U.S. government agency, such as Ginnie Mae, or a GSE that are pass-through certificates. We expect that these agency pass-through certificates will be treated as interests in grantor trusts. Consequently, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust, and, therefore, we will treat the Agency RMBS as qualifying assets for purposes of the 75% asset test.
We may invest in RMBS that are not issued or guaranteed by a U.S. government agency or GSE. We expect that our investments in non-agency RMBS will be treated as interests in REMICs for U.S. federal income tax purposes. In the case of an RMBS treated as an interest in a REMIC, such interest will generally qualify as a real estate asset for purposes of the 75% asset test. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC would qualify for purposes of the 75% asset test.
We expect that the assets and mortgage-related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test.
TBAs
We may use TBA, forward contracts as a means of investing and financing Agency RMBS. There is no direct authority with respect to the qualification of TBAs as real estate assets or U.S. government securities for purposes of the 75% asset test. We intend to treat our TBAs as qualifying assets for purposes of the 75% asset test, to the extent set forth in an opinion from Sidley Austin LLP substantially to the effect that, for purposes of the 75% asset test, our ownership of a TBA should be treated as ownership of the underlying Agency RMBS. Such opinion of counsel is not binding on the IRS, and there can be no assurance that the IRS will not successfully challenge the conclusions set forth therein. In addition, the opinion of Sidley Austin LLP is based on various assumptions relating to our TBAs and is conditioned upon fact-based representations and covenants made by our management regarding our TBAs. If the IRS were to successfully challenge the opinion of Sidley Austin LLP, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our assets consists of TBAs or a sufficient portion of our income consists of income or gains from the disposition of TBAs.
Excess MSRs
We may invest in excess MSRs. Based on IRS guidance, we intend to treat excess MSRs as obligations secured by mortgages on real property and, therefore, as qualifying for purposes of the 75% asset test. However, it is possible that the IRS could assert that such excess MSRs are not qualifying assets under the 75% asset test. In the event that such excess MSRs were determined not to be qualifying assets for the 75% asset test, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our assets consists of excess MSRs or a sufficient portion of our income consists of income or gains from excess MSRs.
Repurchase Agreements
In order to finance some of the assets that we hold or acquire, we may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. Although the tax treatment of repurchase transactions is unclear, we take the position that, for U.S. federal income tax purposes, we are the owner of those assets that are the subject of any such repurchase agreement notwithstanding that we may transfer record ownership of those assets to the counterparty during the term of any such agreement. Because we enter into repurchase agreements, the tax treatment of which is unclear, the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:
•
the sum of:

•
90% of our “REIT taxable income” (computed without regard to the deduction for dividends paid and our net capital gains); and

•
90% of the net income (after tax), if any, from foreclosure property (as described below); minus

•
the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
Except for distributions by “publicly offered REITs”, distributions must not be “preferred dividends” in order for such distributions to be counted towards the distribution requirement. A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. We believe that we are and will continue to be a publicly offered REIT and, therefore, will not be subject to this limitation.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rate on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.
If we fail to distribute during each calendar year at least the sum of:
•
85% of our REIT ordinary income for such year;

•
95% of our REIT capital gain net income for such year; and

•
any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed (taking into account excess distributions from prior periods) and (ii) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.
It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (i) the actual receipt of cash, including receipt of distributions from our subsidiaries and (ii) the inclusion of items in income by us for U.S. federal income tax purposes.

For example, we may acquire debt instruments or notes whose stated redemption price may exceed its issue price as determined for U.S. federal income tax purposes (such excess, OID), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends.
However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.
Prohibited Transactions
Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at the regular corporate income tax rate.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property:
•
that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property;

•
for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and

•
for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the corporate tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.
Failure to Qualify
In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to us to avoid such disqualification if:
•
the violation is due to reasonable cause and not due to willful neglect;

•
we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT; and

•
the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available).

This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at the regular corporate rate. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below) at a maximum rate of 20% and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. In addition, distributions to individual U.S. stockholders during any year in which we are not a REIT will not be eligible for the deduction equal to 20% of the amount of such dividends. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.
Taxation of Taxable U.S. Stockholders
This section summarizes the taxation of U.S. stockholders who hold our stock that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our stock who for U.S. federal income tax purposes is:
•
a citizen or resident of the U.S.;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.
Distributions
Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations.
In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.
In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of U.S. stockholders who are individuals and 21% for corporations.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.
With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders at the same rates as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
•
the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

•
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

•
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

In addition, the total amount of dividends that we may designate as “qualified dividend income” or “capital gain dividends” may not exceed our dividends paid for the taxable year. Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.
Under the TCJA, dividends received by individual U.S. stockholders from us that are neither attributable to “qualified dividend income” nor designated as “capital gain dividends” will be eligible for a deduction equal to 20% of the amount of such dividends in taxable years beginning before January 1, 2026, provided that the U.S. stockholders satisfies certain holding period requirements.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “U.S. Federal Income Tax Considerations of Two Harbors as a REIT — Taxation of Two Harbors — General” and “U.S. Federal Income Tax Considerations of Two Harbors as a REIT — Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.
Dispositions of Our Common Stock
In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gain and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20%, if our common stock is held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if our common stock is held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a rate of 21%, whether or not classified as long-term capital gains.
U.S. stockholders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.
Passive Activity Losses and Investment Interest Limitations
Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.
Medicare Tax
Certain U.S. stockholders, who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and other income, including capital gain from the sale or disposition of our common stock.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that:

•
a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder),

•
our common stock is not otherwise used in an unrelated trade or business, and

•
we do not hold an asset that gives rise to excess inclusion income,

distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.
Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
In certain circumstances, a pension trust that (i) is described in Section 401(a) of the Code, (ii) is tax exempt under Section 501(a) of the Code, and (iii) owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) either (a) one pension trust owns more than 25% of the value of our stock, or (b) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (ii) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions limiting ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.
Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state and local tax consequences of owning our stock.
Taxation of Non-U.S. Stockholders
The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For these purposes, a non-U.S. stockholder is a beneficial owner of our stock who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes.
The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation of non-U.S. stockholders. In addition, this discussion assumes that:
•
you will not have held more than 10% of our common stock (taking into account applicable constructive ownership rules) at any time during the five-year period ending on the date on which you dispose of our common stock or receive distributions from us;

•
our common stock is and will continue to be “regularly traded” on an established securities market located in the United States within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, although there can be no assurance that this will continue to be the case; and

•
you are not a “qualified shareholder”, as defined in Section 897(k)(3)(A) of the Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements.

If you are a non-U.S. stockholder as to which any of these assumptions is not accurate, and in particular if you are a “qualified shareholder” within the meaning of FIRPTA, you should consult your own tax advisor concerning the tax consequence to you of sales of our stock and the receipt of dividends and other distributions from us.
General
For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on certain REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.
Ordinary Dividends
The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such shares or the proceeds of such disposition to satisfy the withholding tax imposed.
In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.
Non-Dividend Distributions
Unless either (i) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.
Capital Gain Dividends
Capital gain dividends received by a non-U.S. stockholder from a REIT are generally not subject to U.S. federal income or withholding tax, unless either (i) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year). In addition, under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to a gain from disposition of a “U.S. real property interest” held by us directly or through pass-through subsidiaries, will be treated as a distribution subject to the rules discussed above under “— Taxation of Non-U.S. Stockholders — Ordinary Dividends.”
Dispositions of Our Common Stock
Gain from the sale of our common stock will be taxable in the U.S. to a non-U.S. stockholder, in two cases: (i) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Other U.S. Federal Income Tax Withholding and Reporting Requirements
The Foreign Account Tax Compliance Act provisions of the Code currently impose a 30% withholding tax on U.S.-source dividends, interest and other income items paid to (i) foreign financial institutions that do not agree to comply with certain diligence, reporting and withholding obligations with respect to their U.S. accounts and (ii) non-financial foreign entities that do not identify (or confirm the absence of) substantial U.S. owners. The withholding tax of 30% would apply to dividends paid to certain foreign entities unless various information reporting requirements are satisfied. Recently issued proposed Treasury regulations, which non-U.S. stockholders may rely on, eliminate the FATCA withholding tax on gross proceeds, but such regulations are currently only in proposed form and are subject to change. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets.
Backup Withholding and Information Reporting
We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the stockholder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify its non-foreign status.
We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the stockholder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.
State and Local Taxes
We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business, own property or reside. The state or local tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Prospective stockholders should consult their tax advisors regarding the application and effect of state and local income and other tax laws on an investment in our common stock.
Future legislative or regulatory changes to the U.S. federal income tax laws could adversely affect REITs and their stockholders and therefore could adversely affect us and our stockholders.
Future legislative or regulatory tax changes to the U.S. federal income tax laws could adversely affect REITs and their stockholders and therefore could adversely affect us and our stockholders. In addition, the 20% deduction for ordinary REIT dividends that a REIT distributes on its common stock to individual U.S. stockholders will expire at the end of 2025 unless the deduction is extended by future legislation. See “—  Taxation of Taxable U.S. Stockholders  —  Distributions” above. Additionally, the REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury, which may result in revisions to regulations and interpretations in addition to legislative changes.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us common stock, preferred stock, depositary shares or debt securities, as applicable, in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of the securities by the selling securityholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and NYSE rules and regulations, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.
The selling securityholders may offer for sale all or some portion of the securities that they hold. To the extent that any of the selling securityholders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.
The applicable prospectus supplement will set forth the name of each of the selling securityholders, the number and classes of our securities beneficially owned by such selling securityholders that are covered by such prospectus supplement, the amount to be offered for the selling securityholder’s account, and the amount and (if one percent or more) the percentage of the class to be owned by such selling securityholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and any selling securityholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
to or through underwriters or dealers;

•
directly to purchasers;

•
in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•
to purchasers through agents;

•
in block trades;

•
through a combination of these methods; or

•
through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities offered by this prospectus as a dividend or distribution to our existing stockholders or other securityholders.
The prospectus supplement with respect to any offering of securities will include the following information:
•
the terms of the offering;

•
the names of any underwriters or agents;

•
the name or names of any managing underwriter or underwriters;

•
the public offering price or purchase price of the securities and the net proceeds to be received by us or the selling securityholders from the sale;

•
any delayed delivery arrangements;

•
any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.
Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our shares of common stock, the amounts underwritten, and the nature of its obligations to take our shares of common stock will be described in the applicable prospectus supplement.
Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.
Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.
If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
General
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
Certain legal matters in connection with this prospectus will be passed upon for us by Stinson LLP, Minneapolis, Minnesota, including the validity of the offered securities. Certain legal matters in connection with this prospectus will also be passed upon for us by Sidley Austin LLP, including the qualification of our company as a REIT for U.S. federal income tax purposes.
EXPERTS
The consolidated financial statements of Two Harbors incorporated by reference in Two Harbors’ Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Two Harbors’ internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. We also maintain a website at www.twoharborsinvestment.com where you can find additional information. All internet addresses provided in this prospectus or any prospectus supplement are for information purposes only and are not intended to be hyperlinks. We are not incorporating by reference into this prospectus or any prospectus supplement the information on our website or any other website, and you should not consider our website or any other website to be a part of this prospectus, any prospectus supplement or other offering materials.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Securities Exchange Act of 1934, or the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):
•
Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 20, 2024;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2023;

•
Our Current Report on Form 8-K filed on February 5, 2024;

•
The description of our common stock included in our Registration Statement on Form 8-A filed on February 10, 2011, as amended by the Form 8-A/A filed on November 2, 2017, as further amended by the Form 8-A/A filed on November 2, 2022;

•
The description of our Series A Preferred Stock included in our Registration Statement on Form 8-A filed on March 13, 2017;

•
The description of our Series B Preferred Stock included in our Registration Statement on Form 8-A filed on July 17, 2017; and

•
The description of our Series C Preferred Stock included in our Registration Statement on Form 8-A filed on November 22, 2017.

All documents we file (but not furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of those documents.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to: Secretary, Two Harbors Investment Corp., 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416, or (612) 453-4100.

$100,000,000
9.375% SENIOR NOTES DUE 2030

PROSPECTUS SUPPLEMENT

Morgan Stanley
Goldman Sachs & Co. LLC
Piper Sandler
RBC Capital Markets
UBS Investment Bank
Wells Fargo Securities
May 6, 2025